Home Equity Loan-Backed Term Notes, GMACM Series 2000-HLTV1
                             Payment Date 03/19/2001


Servicing Certificate

Beginning Principal Balance                                           143,982,549.16
Ending Principal Balance                                              141,638,560.43
Principal Collections                                                   1,821,522.52
Interest Collections                                                    1,609,972.70

Active Loan Count                                                              3,080

Principal Balance of Current Month Prefunding                                   0.00

Substitution Adjustment Amount                                                  0.00

Policy Draw Amount                                                              0.00


Total Limited Reimbursement Amount                                         30,044.95

Current month distribution to Credit Enhancer                              40,445.12

Net Loan Rate                                                                 13.84%

Note Rate - Class A-1 Notes                                                  5.7800%
Note Rate - Class A-2 Notes                                                  7.8400%
Note Rate - Class A-3 Notes                                                  8.1700%
Note Rate - Class A-4 Notes                                                  8.2700%

                                            Beginning Note Balance Ending Note Balance Principal Distribution  Interest
                            Class A-1 Notes          48,238,991.81       45,850,905.24          2,388,086.57   209,116.03
                            Class A-2 Notes          18,887,000.00       18,887,000.00                     -   123,395.07
                            Class A-3 Notes          29,790,000.00       29,790,000.00                     -   202,820.25
                            Class A-4 Notes         41,753,000.00       41,753,000.00                     -   287,747.76
                                                    --------------      --------------                    --  ----------
                                Total Notes         138,668,991.81      136,280,905.24          2,388,086.57   823,079.11



Certificates                                                              177,843.72

Prefunding Account                                                 Total Amount
                                                              -----------------------
Beginning Balance                                                               0.00
Interest Earned on Prefunding Account                                           0.00
Prior month Interest earned transferred to overcollateralization                0.00
Collection Period Subsequent Transfer                                           0.00
Prefunding Account balance distributed to Noteholders                           0.00
                                                              -----------------------
  Total Ending Prefunding Account Balance  as of Payment Date                   0.00


Capitalized Interest Account Balance
Beginning Balance                                                               0.00
Withdraw relating to prior month Collection Period                              0.00
Interest Earned                                                                 0.00
Interest Earned sent to Note Payment account                                    0.00
Total Ending Capitalized Interest Account Balance to Noteholders                0.00
                                                              -----------------------
            Total Ending Capitalized Interest Account Balance                   0.00
                                                              =======================


Beginning Overcollateralization Amount                                  5,313,557.34
Overcollateralization Amount Increase (Decrease)                           44,097.84
                                                              -----------------------
Ending Overcollateralization Amount                                     5,357,655.18
Outstanding Overcollaterization Amount                                    522,466.22
                                                              -----------------------
Required Overcollateralization Amount                                   5,880,121.40


                                                                                           Number               Percent
                                                                             Balance      of Loans            of Balance
Delinquent Loans (30 Days)                                                463,272.71         11                  0.33%
Delinquent Loans (60 Days)                                                658,587.76         11                  0.46%
Delinquent Loans (90+ Days) (1)                                         1,292,721.77         26                  0.91%
Foreclosed Loans                                                                0.00          0                  0.00%
REO                                                                             0.00          0                  0.00%


(1) 90+ Figures Include Foreclosures and REO
                                                                                                                Percent
                                                               Liquidation To-Date                            of Balance
                                                              -----------------------
Beginning Loss Amount                                                   1,269,430.41
Current Month Loss Amount                                                 522,466.21                             0.37%
Ending Loss Amount                                                      1,791,896.62


